UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2007
Teknik Digital Arts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51253	68 053 9517

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

P.O. Box 2800 — 314, Carefree, Arizona	85377

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 443-1488
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On April 17, 2007, Teknik Digital Arts, Inc. (the “Company) and Power Gaming, L.L.C. (“Power Gaming”) entered into a $2 million revolving secured credit facility with Silicon Valley Bank for a term of 2 years. The revolver is secured by all of the Company’s assets. Advances under the revolver bear interest at a floating rate equal to (a) the sum of 2% plus the prime rate in effect from time to time until the Company has filed a registration statement with the Securities and Exchange Commission and such registration statement is declared effective, and (b) thereunder, the sum of 1% plus the prime rate in effect from time to time. Interest on the revolver is payable monthly.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNIK DIGITAL ARTS, INC.

Date: April 27, 2007	By:	/s/ John R. Ward
Name: John R. Ward
Title: Chief Executive Officer